UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2006

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2006, the Board of Directors of PC Connection, Inc., a Delaware corporation (the "Company"), approved the grant of restricted stock to each of the following directors and in the following amounts:

Name Number of Shares

Bruce Barone 5,000

Joseph Baute 5,000

The restricted stock grants set forth above were made under the Company's 1997 Amended and Restated Stock Incentive Plan, under the following terms:

The specified restrictions with respect to each grant are as follows: No shares can be sold before October 20, 2007; no more than a total of 1,250 shares (25%) can be sold before October 28, 2008; no more than a total of 2,500 shares (50%) can be sold before October 20, 2009; and no more than a total of 3,750 shares can be sold before October 20, 2010.

Also on October 20, 2006, the Board of Directors of the Company approved the designation of the Company's director Bruce Barone as the Board of Director's representative to participate in meetings of the Company's Finance Committee, in his capacity as a director. In connection with this designation, the Board of Directors also approved payment of the standard per meeting fee of $1,500 for Mr. Barone's attendance at the meetings of the Finance Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Summary Compensation for Non-Employee Directors (filed as Exhibit 10.56 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, Commission File No. 0-23827) is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.
Date: October 26, 2006	By: /s/ Jack L. Ferguson
Name: Jack L. Ferguson Title: Senior Vice President, Treasurer and Chief Financial Officer